                                                                     Exhibit 2.1
                                                              Exhibit 1.8(b)(ii)

         THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHWERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
         (iii) PURSUANT TO THE RESALE PROVISIONS OF RULE 144 PROMULGATED THEREUNDER.

No. [___]                                                      [______ __], 2002


                                     WARRANT

          To purchase shares of common stock, $.01 par value per share
                              ("Common Stock"), of

                                PEGASYSTEMS INC.
                                 (the "Company")

THIS CERTIFIES that, for value received, and subject to the terms and conditions set forth in this warrant (the "Warrant"), [________] (the "Holder") or its registered successors and assigns is entitled to purchase:

                  (i) [______ (____)] fully paid and nonassessable shares of Common Stock (the "Initial Warrant Shares"); and

                  (ii) the Additional Warrant Shares (as hereinafter defined).

Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time after the earlier to occur of (i) receipt by the Holder of the Earnout Notice (as hereinafter defined) or (ii) the closing of a merger or consolidation between the Company and another corporation or other entity (other than a merger between the Company and a wholly owned subsidiary of the Company or a merger or consolidation in which the Company is the surviving corporation) or a sale of all or substantially all of the Company's consolidated assets. In any event, this Warrant may not be exercised later than 5:00 p.m., Eastern Standard Time on ______ __, 2012 (the "Expiration Date"). If not exercised prior to the Expiration Date, this Warrant shall terminate and shall be of no further force and effect.

         1. Purchase Agreement; Earnout.

                  1.1 Purchase Agreement. This Warrant is issued pursuant to that certain Asset Purchase Agreement dated as of January 29, 2002 by and among the Company, 1Mind Corporation, 1Mind.com, LLC and the Company Equity Holders named therein, as amended from time to time (the "Purchase Agreement"). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                  1.2 Earnout Notice. After the amount of the Earnout Consideration, if any, has been finally determined in accordance with the Purchase Agreement (including the amount of any setoffs or deductions therefrom), the Company shall deliver to the Holder a notice in the form attached hereto as Exhibit A (the "Earnout Notice") at the address set forth below the Holder's name on the signature page hereof.

                  1.3 Additional Warrant Shares. This Warrant shall be exercisable for an additional number of fully paid and nonassessable shares of Common Stock (the "Additional Warrant Shares") equal to the product obtained by multiplying (a) the Total Additional Warrant Shares (as hereinafter defined) by (b) the Applicable Multiple (as hereinafter defined). The per share value of such Additional Warrant Shares shall be deemed to be equal to the average of the last reported sale prices per share of Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the third trading day prior to the Earnout Payment Date, subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock.

                  1.4 Certain Definitions.

                  "Applicable Multiple" shall mean an amount equal to the quotient obtained by dividing (y) the number of Initial Warrant Shares by (z) [_________] (the total number of initial warrant shares subject to the Warrant issued to the Company at Closing - to be determined at the Closing).

                  "Total Additional Warrant Shares" shall mean that number of shares of Common Stock as shall have a value equal to the Warrant Holder Earnout Consideration. The value of such Total Additional Warrant Shares shall be determined in accordance with the second sentence of Section 1.3 hereof.

                  "Warrant Holder Earnout Consideration" shall mean the product obtained by multiplying (i) 17.782% by (ii) an amount equal to the Earnout Consideration (after giving effect to any setoffs or deductions therefrom pursuant to Section 1.10 and Section 6.5(b) of the Purchase Agreement).

         2. Exercise.

                  2.1 Cash Exercise. This Warrant may be exercised, in whole or in part, by the surrender of this Warrant certificate (with a duly completed and executed notice of exercise in the form attached hereto as Exhibit B) at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company by a check payable to the order of the Company in an amount calculated by multiplying the number of shares of Common Stock for which the Warrant is then being exercised by the Exercise Price. As used herein, "Exercise Price" shall mean an amount equal to the quotient obtained by dividing (a) the sum of (i) [_________] (the total number of initial warrant shares subject to the Warrant issued to the Company at Closing - to be determined at the Closing) plus (ii) the Total Additional Warrant Shares, by (b) [$______] (the aggregate exercise price of all Company Options - to be determined at the Closing). The certificate(s) for such shares of Common Stock shall be delivered to the registered holder hereof as soon as practicable but in any event, not later than fifteen (l5) days after the Warrant shall have been so exercised and a new Warrant certificate evidencing the number of shares of Common Stock, if any, remaining unexercised under the Warrant shall also be issued to the registered holder within such period of time unless the Warrant has expired. The registered holder of the Warrant evidenced by this certificate shall have all the rights of a holder of Common Stock to be issued upon exercise of the Warrant when such registered holder tenders payment of the Exercise Price to the Company along with this Warrant certificate duly endorsed in accordance with this Section 2. No fractional shares of Common Stock, or scrip for any such fractional shares, shall be issued upon any exercise of the Warrant; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then effective Fair Market Value (as hereinafter defined).

                  2.2 Cashless Exercise. In lieu of exercising this Warrant, the registered holder hereof may elect at any time after this Warrant has become exercisable in accordance with Section 2.1 up through and including the Expiration Date to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant certificate (with a duly completed and executed notice of exercise in the form attached hereto as Exhibit B) at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company), in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                X = Y (A - B)
                                    ---------
                                       A

         Where:

                  X = The number of shares of Common Stock to be issued to the registered holder upon exercise.

                  Y = The number of shares of Common Stock purchasable under this Warrant (or upon the portion thereof being cancelled).

                  A = The Fair Market Value of one share of Common Stock.

                  B = Exercise Price (as adjusted to the date of such calculations).

                  For purposes of this Section, "Fair Market Value" of the Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the closing sales price per share quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten (10) consecutive trading days ending on the third trading day prior to the date of determination of Fair Market Value. If the Common Stock is not then traded over-the-counter or on an exchange, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

                  2.3 Adjustment in Exercise Price and Number of Shares. Prior to the Expiration Date, the Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price pursuant to Sections 3.1 or 3.2 hereof, the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing (1) the product of (x) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (y) the Exercise Price immediately preceding such adjustment by (2) the Exercise Price resulting from such adjustment.

         3. Adjustments.

                  3.1 Stock Dividends. If at any time while this Warrant is outstanding the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock, the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock), and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock).

                  3.2 Subdivision or Combination of Stock. If and whenever the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  3.3 Recapitalizations. If at any time or from time to time there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification of the Common Stock) (any such event being referred to herein as a "Recapitalization") provision shall be made so that the registered holders shall thereafter be entitled to receive upon exercise of the Warrant the number of shares of stock or other securities of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise of the Warrant would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Warrant after the Recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of shares for which the Warrant may be exercised) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

         4. Company to Provide Stock. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the Warrant, evidenced hereby, upon due exercise of the Warrant, will be duly authorized, validly issued fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which the Warrant evidenced hereby may be exercised, the Company will at all times reserve such number of shares of Common Stock as may be sufficient to permit the exercise in full of the Warrants.

         5. Other Notices. If any time prior to the Expiration Date:

                  (a) The Company shall declare any dividend on the Common Stock; or

                  (b) The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

                  (c) The Company shall authorize the distribution pro rata to all holders of Common Stock of evidences of its indebtedness or assets (including cash dividends or distributions paid out of retained earnings or retained surplus); or

                  (d) There shall occur any reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation of all or substantially all of the consolidated assets of the Company; or

                  (e) There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then and in each of such cases, the Company shall mail to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least twenty days prior to the applicable record date (or determination date) mentioned below, a notice stating to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

         6. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant certificate, and in the case of any such loss, theft or destruction of any Warrant certificate, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant certificate, unless the Company has received notice that any such Warrant has been acquired by a bona fide purchaser, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant certificate of like tenor.

         7. Registered Holder. The registered holder of this Warrant certificate, as registered with the Company, shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant certificate shall not be entitled by virtue of ownership of this Warrant certificate to any rights whatsoever as a stockholder of the Company.

         8. Amendments and Waivers. Any provision in this Warrant certificate to the contrary notwithstanding, changes to this Warrant certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived if the Company shall obtain consent thereto in writing from the Company Equity Holder Representative (as defined in the Purchase Agreement).

         9. Transfer.

                  9.1 No Transfer Prior to Receipt of Earnout Notice. Except as provided in Section 1.8(c)(ii) of the Purchase Agreement, this Warrant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until after receipt by the Holder of the Earnout Notice.

                  9.2 General. Subject to the provisions of Section 9.1 above, this Warrant and the shares of Common Stock issued upon exercise hereof may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee and in accordance with the legend appearing on the face of this Warrant (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). Any transferee of this Warrant shall be bound by the terms hereof. Subject to the provisions of this Section 9, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company).

                            [Signature page follows]

         IN WITNESS WHEREOF, this Warrant has been executed as an instrument under seal as of the date first set forth above.



                                        PEGASYSTEMS INC.



                                        By:
                                            ---------------------------
                                            Name:
                                            Title:



Agreed and accepted,


----------------------
[HOLDER]


----------------------

----------------------

----------------------
[Address]

                                                                       EXHIBIT A
                                                                       ---------

                                 EARNOUT NOTICE
                                 --------------


                                             [Date]

[Holder]
[Address]

Dear Sir or Madam:

         Reference is made to the Asset Purchase Agreement dated as of January __, 2002 (the "Purchase Agreement") by and among Pegasystems Inc., [Target Co.], [Target Subsidiary LLC] and the Company Equity Holders named therein. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement or the Warrant referred to below.

         As the holder of a Warrant issued pursuant to the Purchase Agreement, you are hereby notified that (If no Earnout Consideration is greater than zero, insert the following) [the Earnout Consideration (after giving effect to applicable offsets and deductions) is equal to zero. Accordingly, the Warrant shall not be exercisable for any Additional Warrant Shares.] (If Earnout Consideration is greater than zero, insert the following)

                  [(a) the Earnout Consideration (after giving effect to applicable setoffs and deductions) is equal to [$--------];

                  (b) the Warrant Holder Earnout Consideration is [________];

                  (c) the number of Initial Warrant Shares (as set forth in the Warrant) is [______];

                  (d) the Applicable Multiple is [______]; and

                  (e) the number of Additional Warrant Shares for which the Warrant shall be exercisable is [______].]



                                                PEGASYSTEMS INC.



                                                By:
                                                    -----------------------
                                                    Authorized Officer

                                                                       EXHIBIT B
                                                                       ---------

                               NOTICE OF EXERCISE
                               ------------------

                                                              _________ __, 200_

To: Pegasystems Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):

              [_]  ____ shares of Common Stock covered by such Warrant; or

              [_] the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
         Section 2.2.

         The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

              [_] $______ in lawful money of the United States; and/or

              [_] the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ shares of Common Stock (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

              [_] the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in
                  Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth Section 2.2.


                                        ------------------------------
                                        Signature


                                        ------------------------------
                                        Printed Name


                                        ------------------------------

                                        ------------------------------

                                        ------------------------------
                                        [Address]

                                                                       EXHIBIT C
                                                                       ---------

                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, [______________________] hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Pegasystems Inc. covered thereby set forth below, unto:

--------------------------------------------------------------------------------
Name of Assignee                Address       No. of Shares of Common Stock
----------------                -------       -----------------------------

------------------------------  ------------  ----------------------------------

------------------------------  ------------  ----------------------------------

------------------------------  ------------  ----------------------------------

------------------------------  ------------  ----------------------------------


Dated: ___________ __, 200__         Signature: ________________________________





Signature Guaranteed/1/:



By: _______________________




---------------------
/1/      The signature should be guaranteed by an eligible guarantor institution (including banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.